SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) December 16, 2002


                             ADEPT TECHNOLOGY, INC.
               (Exact Name of Registrant as Specified in Charter)


          California                                             94-2900635
(State or Other Jurisdiction of                                (IRS Employer
        Incorporation)                                       Identification No.)

                                     0-27122
                            (Commission File Number)

         150 Rose Orchard Way                                     95134
             San Jose, CA                                       (Zip Code)
(Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (408) 432-0888

                                       N/A

          (Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

         This report is being filed by Adept Technology, Inc. (the "Registrant") to announce that it has entered into an agreement to terminate the Supply, Development and License Agreement dated as of October 29, 2001 between JDS Uniphase Corporation and the Registrant. In connection with this termination and as payment in full for the services performed by JDS Uniphase, the Registrant has executed a $1,000,000 promissory note in favor of JDS Uniphase payable on September 30, 2004 at an initial rate of 7% per annum. In addition, Adept has agreed to use commercially reasonable efforts to seek shareholder approval to amend the date upon which the shares of the Registrant's preferred stock will automatically convert to common stock to October 29, 2005 from October 29, 2004. The agreement entered into between the Registrant and JDS Uniphase is filed as
Exhibit 10.1 to this report.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         (c) Exhibits.

         The following exhibit is filed with this report on Form 8-K:

 Exhibit No.                   Description
 -----------                   -----------
   10.1           Letter   Agreement   dated   November  30,  2002  between  the
                  Registrant and JDS Uniphase Corporation.


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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          ADEPT TECHNOLOGY, INC.

Date:  January 22, 2003                   By: /s/  Michael W. Overby
                                              ----------------------------------
                                          Michael W. Overby
                                          Vice President and Chief Financial
                                          Officer



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